UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

ACHIEVE LIFE SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	033-80623	95-4343413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22722 29th Drive SE, Suite 100 Bothell, WA		98021
1040 West Georgia, Suite 1030 Vancouver, BC, Canada		V6E 4H1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 210-2217

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	ACHV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 14, 2026, Achieve Life Sciences, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”), under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.001 per share (“Common Stock”), having an aggregate offering price of up to $150.0 million (the “ATM Shares”), through Jefferies, as sales agent, pursuant to an at-the-market offering program (the “ATM Program”). The ATM Shares offered and sold under the ATM Program will be issued pursuant to the Company’s Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission on January 23, 2026 (the “Registration Statement”), the prospectus supplement relating to the ATM Program filed on August 14, 2026, and any applicable additional prospectus supplement related to the ATM Program that forms a part of the Registration Statement.

Pursuant to the Sales Agreement, Jefferies may sell the ATM Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended. Jefferies will use its commercially reasonable efforts to place the ATM Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Sales Agreement provides that Jefferies will be entitled to compensation of up to 3.0% of the aggregate gross proceeds of the ATM Shares sold under the Sales Agreement. The Company will also reimburse Jefferies for certain expenses incurred in connection with the Sales Agreement, and also has provided Jefferies with customary indemnification rights. The Company has no obligation to sell any of the ATM Shares under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement. The ATM Program will terminate upon the earlier of (i) the sale of the Maximum Program Amount (as defined in the Sales Agreement) or (ii) the termination of the Sales Agreement according to its terms by either the Company or Jefferies. The Sales Agreement contains representations for the benefit of the Company and Jefferies and other terms customary for similar agreements.

The Company currently intends to use the net proceeds from the ATM Program for the commercialization of cytisinicline, to fund a Phase 3 clinical trial for cytisinicline for e-cigarette cessation and for working capital and general corporate purposes.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Open Market Sale AgreementSM, dated August 14, 2026, between Achieve Life Sciences, Inc. and Jefferies LLC.

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (including in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

________________________

The information in Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACHIEVE LIFE SCIENCES, INC.
Date: August 14, 2026	/s/ MARK OKI
Mark Oki Chief Financial Officer (Principal Financial Officer)